EXHIBIT 3.1

CREATIVE LEARNING CORPORATION

AMENDED AND RESTATED BYLAWS

As adopted on June 21, 2016

CREATIVE LEARNING CORPORATION

AMENDED AND RESTATED BYLAWS

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Table of Contents

(continued)

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Table of Contents

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CREATIVE LEARNING CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01.  Annual Meetings.  An annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place and time as are designated by resolution of the corporation’s board of directors (the “Board”).

Section 1.02.  Special Meetings.  A special meeting of the stockholders for any purpose may be called at any time by the Chief Executive Officer (or, in the event of his or her absence or disability, by the President) or by the Secretary pursuant to a resolution of the Board, to be held either within or without the State of Delaware on such date and at such time and place as are designated by such officer or in such resolution.  The stockholders of the corporation do not have the power to call a special meeting.

Section 1.03.  Participation in Meetings by Remote Communication.  The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware as amended from time to time (the “DGCL”) and any other applicable law for the participation by stockholders and proxy holders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication.  Stockholders and proxy holders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04.  Notice of Meetings; Waiver of Notice.

(a)  The Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) such other information as may be required by law or as may be deemed appropriate by the Chief Executive Officer (or by the President, if the meeting is being called by the President in the event of the

Chief Executive Officer’s absence or disability) or by the Board.  If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b)  A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05.  Proxies.

(a)  Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b)  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c)  No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.06.  Voting Lists.  The officer of the corporation who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law.  The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07.  Quorum.  Except as otherwise required by law or by the certificate of incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.08.  Voting.  Every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the corporation (x) at the close of business on the record date for such meeting, or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  At all meetings of stockholders for the election of directors, a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directions is sufficient to elect directors.  All other matters at any meeting at which a quorum is present shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of law or the certificate of incorporation.  The stockholders do not have the right to cumulate their votes for the election of directors.

Section 1.09.  Adjournment.  Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 1.10.  Organization; Procedure.

(a)  The Chief Executive Officer shall preside over each meeting of stockholders.  If the Chief Executive Officer is absent or disabled, the presiding officer shall be selected by the Board or, failing action by the Board, by a majority of the stockholders present in person or represented by proxy.  The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer, shall act as secretary of the meeting.  The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting.

(b)  Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors.  If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11.  Stockholder Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders of the corporation entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of the directors or stockholders, and may be stated as such in any Articles or documents filed with the Secretary of State under the law of the State of Delaware.

Section 1.12.  Stockholder Meetings – Nominations and Other Proposals.

(a)  Annual Meetings.

(i)  Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (x) as specified in the corporation’s notice of meeting (or any notice supplemental thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, or (z) by any stockholder of the corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures set forth in this Section 1.12, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.  A stockholder proposal must constitute a proper matter for corporate action under the DGCL.

(ii)  Notice in writing of a stockholder nomination or stockholder proposal to be considered at an annual meeting of stockholders (whether such nomination or proposal has been or is intended to be included in a proxy statement prepared by the corporation or by any stockholder) must be delivered to the attention of the Secretary at the principal place of business of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or, if there was no annual meeting held in the preceding year or if the date of the current year’s annual meeting is not within 30 days before or after such anniversary, by the close of business on the 10th day following the day on which public announcement of the date of the current year’s annual meeting is first made.  If the number of directors to be elected to the Board at an annual meeting is increased, and if the corporation does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least  100 days prior to the first anniversary of the preceding year’s annual meeting, or if there was no annual meeting held in the preceding year or if the date of the current year’s annual meeting is not within 30 days before or after such anniversary, then any stockholder nomination in respect of the increased number of positions shall be considered timely if delivered not later than the close of business on the 10th day following the day on which a public announcement naming all nominees or specifying the size of the increased Board is first made by the corporation.

(iii)  Notice of a stockholder nomination shall include, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14A-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.  Notice of a stockholder proposal shall include a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes proposed amendments to the certificate of incorporation and/or bylaws of the corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv)  Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (w) the name and address of such stockholder, as they appear on the corporation’s books and records, and of such beneficial owner, (x) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (z) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or and/or (2) otherwise to solicit proxies from stockholders in support of such nomination or proposal.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(b)  Special Meetings.

(i)  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 1.04 of these bylaws.  Nominations of persons for election to the Board at a special meeting of stockholders may be made only (x) as specified in the corporation’s notice of meeting (or any supplement thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, if the corporation’s notice of meeting indicated that the purposes of meeting included the election of directors and specified the number of directors to be elected, or (z) subject to the provisions of these bylaws, by any stockholder of the corporation.  A stockholder may nominate persons for election to the board (a “stockholder nomination”) at a special meeting only if the stockholder (1) is entitled to vote at the meeting, (2) complies in a timely manner with the notice procedures set forth in paragraph (ii) of this Section 1.12(b), and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii)  Notice in writing of a stockholder nomination must be delivered to the attention of the Secretary at the principal place of business of the corporation not later than the later of the 60th day prior to the date of the meeting and the close of business on the 10th day following the last to occur of the public announcement by the corporation of the date of such meeting and the public announcement by the corporation of the nominees proposed by the Board to be elected at such meeting, and must comply with the provisions of Sections 1.12(a)(iii) and (iv) of these bylaws.

(c)  General.

(i)  Except as otherwise provided by law, the certificate of incorporation or these bylaws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12, and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)  The corporation may require any proposed stockholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.  If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the corporation.

(iii)  For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv)  Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12.  Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation or of the relevant preferred stock certificate or designation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.  General Powers.  Except as may otherwise be provided by law or by the certificate of incorporation, the affairs and business of the corporation shall be managed by or under the direction of the Board.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 2.02.  Number and Term of Office.  Subject to the rights of the holders of any class or series of preferred stock, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board, but the Board shall at no time consist of fewer than three directors or more than 10 directors.  Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03.  Election of Directors.  Except as otherwise provided in Sections 2.13 and 2.14 of these bylaws, the directors shall be elected at each annual meeting of the stockholders.

Section 2.04.  Regular Meetings.  Regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

Section 2.05.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chief Executive Officer or, in the event of his or her absence or disability, by the President, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Any business may be conducted at a special meeting.

Section 2.06.  Notice of Meetings; Waiver of Notice.

(a)  Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these bylaws.  Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary.  Each such notice and confirmation must be given (received in the case of personal service, or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)  A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.07.  Quorum; Voting.  At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the certificate of incorporation or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.08.  Action by Telephonic Communications.  Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.09.  Adjournment.  A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present.  No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these bylaws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.10.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11.  Regulations.  To the extent consistent with applicable law, the certificate of incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the corporation as the Board may deem appropriate.  The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.12.  Resignations of Directors.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chief Executive Officer or the Secretary.  Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.  A resignation conditioned upon the director’s failure to obtain a specified vote for re-election as director is irrevocable.

Section 2.13.  Removal of Directors.  Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional directors pursuant to the certificate of incorporation, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote generally for the election of directors, acting at a stockholder meeting in accordance with the DGCL and these bylaws.

Section 2.14.  Vacancies and Newly Created Directorships.

(a)  Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional directors pursuant to the certificate of incorporation, any vacancy in the Board caused by any removal of one or more directors pursuant to Section 2.13 of these bylaws may be filled at the stockholder meeting at which such removal is effected or in the written instrument effecting such removal, if the removal is effected by unanimous consent without a meeting by the stockholders entitled to vote for the election of the director so removed.  If the stockholders do not so fill such vacancy, it may be filled in the manner provided in Section 2.14(b) of these bylaws.

(b)  Subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional directors pursuant to the certificate of incorporation, and except as provided in Section 2.14(a) of these bylaws, if any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act.  Any such vacancies or newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  If a director resigns effective at a future date, he or she may participate in the election of replacement directors provided for in the preceding sentence, with the election to take effect at the effective date of such resignation.  A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified.

Section 2.15.  Compensation.  The Board may by resolution determine the compensation of directors for their services and the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.16.  Reliance on Accounts and Reports, etc.  A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE III

COMMITTEES

Section 3.01.  Designation of Committees.  The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate.  Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by resolution of the Board, and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation to the extent delegated to such committee by resolution of the Board, which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules.  No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any of these bylaws or (c) as may otherwise be excluded by law or by the certificate of incorporation, and no committee may delegate any of its power or authority to a subcommittee unless so authorized by a majority of the whole Board.

Section 3.02.  Members and Alternate Members.  The members of each committee and any alternate members shall be selected by resolution of the Board, and shall serve at the pleasure of the Board or, if the Board by resolution shall so determine, for a stated term.  An alternate member may replace any absent or disqualified member at any meeting of the committee.  An alternate member shall be given all notices of committee meetings and may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.  Each member (and each alternate member) of any committee shall hold office only until the end of such term, if any, as may have been fixed for such person by a majority of the whole Board, the time he or she shall cease to be a director, or his or her earlier death, resignation or removal.

Section 3.03.  Committee Procedures.  A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by resolution of the Board.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board when required.  The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or any charter or other rules and regulations adopted by the Board.

Section 3.04.  Meetings and Actions of Committees.  Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a)  Section 2.04 (to the extent relating to place and time of regular meetings);

(b)  Section 2.05 (relating to special meetings);

(c)  Section 2.06 (relating to notice and waiver of notice);

(d)  Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and

(e)  Section 2.09 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05.  Resignations and Removals.  Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any member (and any alternate member) of any committee may be removed from such position at any time, either for or without cause, by resolution adopted by a majority of the whole Board.

Section 3.06.  Vacancies.  If a vacancy occurs in any committee for any reason the remaining members (and any alternate members) may continue to act if a quorum is present.  A committee vacancy may only be filled by resolution of the Board.

ARTICLE IV

OFFICERS

Section 4.01.  Officers.  The corporation shall have such officers as are from time to time determined by resolution of the Board, including a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers as may be appointed pursuant to Section 4.02(b) of these bylaws.  Any number of offices may be held by the same person.  An officer of the corporation may be, but need not be, a director of the corporation, and the chairperson of the Board may but need not be the President of the corporation.

Section 4.02.  Appointment of Officers.

(a)  The Board shall elect the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.02(b) of these bylaws.

(b)  The Board from time to time may by resolution also empower the President (and one or more Vice Presidents) to appoint and remove subordinate officers and to prescribe their respective rights, terms of office, authorities and duties to the extent not prescribed by the Board.

(c)  An officer shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law or these bylaws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.02(b).  Any action by an appointing officer may be superseded by action by the Board.

(d)  Unless otherwise determined by the Board, the officers of the corporation need not be elected for a specified term but shall serve at the pleasure of the board or the appointing officer or for such terms as may be agreed in the individual case by each officer and the corporation.  Each officer, whether elected by the Board or appointed by an officer in accordance with Section 4.02(b) of these bylaws, shall hold office until his or her successor has been elected or appointed and has qualified, or until his or her earlier death, resignation or removal.  A failure to elect officers shall not dissolve or otherwise affect the corporation.

Section 4.03.  Removal and Resignation of Officers.  Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Any officer may resign at any time by giving written notice to the corporation, either in writing signed by such officer or by electronic transmission.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  The removal or resignation of an officer does not affect the rights of the corporation or such officer under his or her contract of employment, if any.

Section 4.04.  Vacancies in Office.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board or, if the vacant office was held by an officer appointed by another officer, by the appointing officer.

Section 4.05.  Compensation.  The salaries and all other compensation of the Chief Executive Officer, the President, each Vice President, the Secretary, the Treasurer and any other senior officer of the corporation shall be fixed by the Board.  The salaries and all other compensation of all other officers and agents of the corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.06.  Security.  The Board may require any officer, agent or employee of the corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE V

CAPITAL STOCK

Section 5.01.  Certificates of Stock, Uncertificated Shares.  The shares of the corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of stock in the corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate, signed by the appropriate officers of the corporation, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the certificate of incorporation and these bylaws.

Section 5.02.  Signatures; Facsimile.  All signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form, to the extent permitted by law.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03.  Lost, Stolen or Destroyed Certificates.  A new certificate (or uncertificated shares, if authorized as contemplated by Section 5.01) may be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed only upon delivery to the corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the corporation designated by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 5.04.  Transfer of Stock.

(a)  Transfers of certificated shares shall be made on the books of the corporation upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer and otherwise in compliance with applicable law.  Transfers of uncertificated shares shall be made on the books of the corporation as provided by applicable law.  Within a reasonable time after the transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL.  Subject to applicable law, the provisions of the certificate of incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.

(b)  The corporation may enter into agreements with stockholders to restrict the transfer of stock of the corporation in any manner not prohibited by the DGCL.

Section 5.05.  Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, the corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interests.  If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.

Section 5.06.  Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01.  Indemnification.

(a)  In General.  The corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (x) such person is or was serving as a director or officer of the corporation or (y) such person, while serving as a director or officer of the corporation, is or was serving as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving at the request of the corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(i)  in a proceeding other than a proceeding by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom, or

(ii)  in a proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.

(b)  Indemnification in Respect of Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)  Indemnification in Respect of Proceedings Instituted by Indemnitee.  Section 6.01(a) does not require the corporation to indemnify or advance expenses to a present or former director or officer of the corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these bylaws.

Section 6.02.  Advance of Expenses.  The corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present director or officer, and the corporation may advance expenses (including reasonable attorneys’ fees) incurred by a former director or officer, upon such terms and conditions as the Board may at the time deem appropriate, in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.  The corporation may authorize any counsel for the corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the corporation is a party to such proceeding.  Any advance of expenses under this Section 6.02 shall be made only if a determination is made that, based on the facts then known, indemnification pursuant to Section 6.01 of these bylaws would not be precluded under this Article.

Section 6.03.  Procedure for Indemnification.  Any indemnification under Section 6.01 of these bylaws or any advance of expenses under Section 6.02 of these bylaws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance.  Indemnification may be sought by a person under Section 6.01 of these bylaws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final.  A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 60 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the submission of such request.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the corporation.

Section 6.04.  Burden of Proof.

(a)  In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these bylaws, the corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met.  A prior determination by the corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b)  In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these bylaws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these bylaws.

Section 6.05.  Contract Right; Non-Exclusivity; Survival.

(a)  The rights to indemnification and advancement of expenses provided by this Article shall be deemed to be separate contract rights between the corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such contract rights shall vest as to any such director or officer immediately upon the occurrence of any state of facts forming the basis for a proceeding against such director or officer (whether or not such a proceeding has been instituted) and thereafter may not be modified retroactively without the consent of such director or officer.

(b)  The rights to indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.

(c)  The rights to indemnification and advancement of expenses provided by this Article to any present or former director or officer of the corporation shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6.07.  Employees and Agents.  The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the corporation to indemnify any present or former employee or agent of the corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08.  Interpretation; Severability.  Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01.  Registered Office.  The registered office of the corporation in the State of Delaware shall be 1220 North Market Street, Suite 804, Wilmington, Delaware 19801.

Section 7.02.  Other Offices.  The corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.  Dividends.

(a)  Subject to any applicable provisions of law and the certificate of incorporation, dividends upon the shares of the corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the corporation’s stock.

(b)  A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02.  Reserves.  There may be set apart out of any funds of the corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.03.  Execution of Instruments.  Except as otherwise required by law or the certificate of incorporation, the Board or any officer of the corporation authorized by the Board may authorize any other officer or agent of the corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04.  Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the Chief Executive Office (or, in the event of his or her absence or disability, the President) shall have full power and authority on behalf of the corporation to attend any meeting of stockholders of any corporation in which the corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting.  The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05.  Fiscal Year.  The fiscal year of the corporation shall be as established by the Board.

Section 8.06.  Seal.  The seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The form of such seal shall be subject to alteration by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07.  Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 8.08.  Electronic Transmission.  “Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01.  Amendment.  These bylaws may be amended, altered or repealed

(a)  by resolution adopted by a majority of the Board at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)  at any regular or special meeting of the stockholders upon the affirmative vote of at least two-thirds of the shares of the corporation entitled to vote generally in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

Section 10.01.  Construction.  In the event of any conflict between the provisions of these bylaws as in effect from time to time and the provisions of the certificate of incorporation of the corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.